UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2023

EDGIO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33508	20-1677033
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11811 North Tatum Blvd., Suite 3031 Phoenix, AZ	85028
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (602) 850-5000

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	EGIO	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

New Senior Secured Convertible Notes

On November 14, 2023, Edgio, Inc. (the “Company” or “we”) entered into a private exchange with Lynrock Lake Master Fund LP (“Lynrock”), holding an aggregate of $118,870,000 in principal amount of the Company’s outstanding 3.50% Convertible Senior Notes due 2025 (the “Existing Notes”). In exchange for Lynrock’s Existing Notes, the Company issued Lynrock $118,870,000 in aggregate principal amount at maturity of the Company’s new (3.5% cash / 16% PIK) Senior Secured Convertible Notes due 2027 (the “New Notes”).

The New Notes will be secured by first priority security interests in substantially all of the assets of the Company (the “Collateral”) and will be guaranteed by all existing and future wholly-owned domestic subsidiaries (collectively, the “Guarantors”).

The New Notes will be issued pursuant to an indenture dated November 14, 2023, among the Company, as issuer, the Guarantors, and U.S. Bank National Association, as trustee (the “Indenture”).

If approved by shareholders (as described further below), the New Notes will be convertible at certain times into common shares of the Company at an initial conversion rate of 684.93 common shares of the Company per $1,000 principal amount of New Notes (equivalent to an initial conversion price of approximately $1.46 per common share of the Company) subject to anti-dilution provisions and a beneficial ownership limitation of the Company’s common stock, on a post-conversion basis of 4.99%. Certain requirements govern settlement of the New Notes upon conversion, which are outlined below.

The Indenture includes customary covenants and sets forth certain events of default after which the New Notes may be declared immediately due and payable and sets forth certain types of bankruptcy or insolvency events of default involving us after which the New Notes become automatically due and payable.

The New Notes have a stated maturity of November 14, 2027, unless earlier converted, redeemed or repurchased in accordance with their terms prior to the maturity date. Interest is payable quarterly in arrears on February 14, May 14, August 14 and November 14 of each year, beginning on February 14, 2024. The holders of the New Notes may convert all or any portion of their New Notes at their option at any time and from time to time (i) after the earlier of (x) the Shareholder Approvals and (y) January 26, 2024, so long as the Conversion Prohibition Right (as defined below) is not validly in effect and (ii) in any event only in the following circumstances:

(1) during any calendar quarter (and only during such calendar quarter), if the last reported sale price per share of our common stock exceeds 130% of the conversion price of $1.46 for each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter;

(2) during the five consecutive business days immediately after any ten consecutive trading day period (such ten consecutive trading day period, the measurement period) in which the trading price per $1 principal amount of New Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price per share of our common stock on such trading day and the conversion rate on such trading day;

(3) upon the occurrence of certain corporate events or distributions of our common stock; and

(4) if the Company calls such New Notes for redemption.

Upon conversion, subject to the Shareholder Approvals (as defined below), the Company will be able to satisfy its conversion obligation by paying or delivering, as applicable, cash, shares of common stock or a combination of cash and shares of common stock, at our election, in the manner and subject to the terms and conditions provided in the Indenture. Settlement of the Company’s conversion obligation by payment or delivery of shares of common stock or a combination of cash and shares of common stock shall not be permitted if the Shareholder Approvals are not obtained. If such Shareholder Approvals and authorization of sufficient shares to satisfy conversions are not obtained on or prior to January 26, 2024, so long as no Event of Default (as defined in the Indenture) is continuing, the Company may, following an amendment to the Indenture as provided in the private exchange agreement, on or after January 26, 2024, by written notice to the trustee and noteholders, except as permitted by Section 5.01(c) in the Indenture, in its sole discretion prohibit conversions and reject any conversion request until the date that is the earlier of (x) two years after November 14, 2023 and (y) the date that the Shareholder Approvals are obtained (the “Conversion Prohibition Right”); provided that on the earlier of (x) two years after November 14, 2023 and (y) the date that Shareholder Approvals are obtained, the Conversion Prohibition Right shall cease to apply.

The initial conversion price of the New Notes represents a premium of approximately 124.62% over the last reported sale price of our common stock on The Nasdaq Capital Market of $0.65 per share on November 13, 2023. The conversion rate is subject to adjustment under certain circumstances in accordance with the terms of the New Indenture. In addition, following certain corporate events that occur prior to the maturity date or if we deliver a notice of redemption, we will increase the conversion rate in certain circumstances for a holder who elects to convert its New Notes in connection with such a corporate event or convert its New Notes called (or deemed called) for redemption in connection with such notice of redemption.

On or after the date that is 96 days after the issue date of the New Notes and on or before the tenth (10th) business day thereafter, the Company may, at its election, redeem all (but not less than all) of the New Notes for a cash purchase price equal to 100% of the principal amount, plus any accrued and unpaid interest to and including the redemption date. The Company may not repurchase or otherwise retire the New Notes unless the Company simultaneously repays all the loans under the Credit Agreement (as defined below). If the Company exercises its right to redeem the New Notes, then the sending of a redemption notice with respect to New Notes called for redemption constitutes a make-whole fundamental change that triggers a holder’s right to convert in respect of a conversion amount that would include a make-whole amount. No sinking fund is provided for the New Notes, which means that we are not required to redeem or retire the New Notes periodically.

If we undergo a fundamental change (as defined in the Indenture), holders may require us to repurchase for cash all or any portion of their New Notes at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date, plus the fundamental change repurchase premium, which is the arithmetic sum of all required and unpaid interest payments that would be due on the New Notes through the maturity date, as calculated by the Company or its agent.

A copy of the Indenture is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Senior Secured Credit Agreement

On November 14, 2023, the Company entered into a credit agreement that provides a senior secured term loan credit facility (the “Credit Agreement”) with Lynrock Lake Master Fund LP. The Credit Agreement is secured by a first priority lien on substantially all assets of the Company and its domestic subsidiaries, ranks pari passu with the New Notes and provides for term loans in the aggregate principal amount of $79,472,175.22 at an interest rate of 3.5% cash / 16% PIK, payable quarterly and is guaranteed by each of its domestic subsidiaries. The maturity date of the Credit Agreement is November 14, 2027. A portion of the proceeds is expected to be used to repurchase the remaining outstanding amount of Existing Notes.

In connection with the Credit Agreement, the Company will be required to comply with certain financial covenants. These covenants include (i) a maximum total net leverage ratio, (ii) a minimum fixed charge coverage ratio, (iii) a minimum adjusted quick ratio, and (iv) a minimum qualified cash covenant.

The senior secured term loan may be prepaid in full with the New Notes (but only all of both instruments together) starting on the 91st day after settlement of the senior secured term loan and New Notes and ending ten business days thereafter. The repurchase price for the senior secured term loan will be 106% of the principal amount plus accrued interest. After November 14, 2024, the Company may repay a portion of the senior secured term loan at par plus accrued interest plus all future scheduled payments of interest to maturity, however, prior to November 14, 2024, the senior secured term loan may not be voluntarily prepaid except as described in the first sentence of this paragraph.

A copy of the Credit Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

The representations, warranties and covenants contained in the Credit Agreement were made only for purposes of the Credit Agreement and as of the specific date (or dates) set forth therein, and were solely for the benefit of the parties to the Credit Agreement and are subject to certain limitations as agreed upon by the contracting parties. In addition, the representations, warranties and covenants contained in the Credit Agreement may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries of the Credit Agreement and should not rely on the representations, warranties and covenants contained therein, or any descriptions thereof, as characterizations of the actual state of facts or conditions of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Credit Agreement, which subsequent developments may not be fully reflected in the Company’s public disclosure.

The Exchange Agreement

Pursuant to the terms of the agreement governing the private exchange, the Company will implement certain corporate governance and capital management changes. These include the following:

(a)	reduce the number of directors on its Board of Directors (the “Board”) to five directors;

(b)	appoint two new, independent directors to the Board who are reasonably acceptable to the Company and Lynrock (“New Directors”);

(c)

to seek to convene a special meeting of the Company’s shareholders to seek to obtain the votes of the requisite percentage of shareholders required pursuant to the Company’s charter and constitutional documents and the rules of the Nasdaq Stock Market, as applicable, to (A) amend the certificate of incorporation to provide for a reverse stock split, authorization of additional shares of common stock and; (B) approve the conversion features of the New Notes and; (C) approve the issuance of the Warrants, as described below, to Lynrock; and (D) vote to elect the New Directors and to require that specified actions, such as bankruptcy filings, M&A, and financings must have the unanimous support of the New Directors in order for the Board to approve the event (collectively, the “Shareholder Approvals”);

(d)

enter into support agreements with College Top Holdings, Inc. and use reasonable best efforts to enter into additional support agreements with other directors and officers to support all of the matters for which the Company seeks the Shareholder Approvals.

In the event that the Shareholder Approvals are obtained with respect to the issuance of warrants to Lynrock, the Company will issue to Lynrock warrants to purchase shares of common stock of the Company, representing 19.99% of fully diluted shares outstanding (after giving effect to shares subject to such warrant) at the time of issuance of the warrant, at an exercise price of $0.001 (the “Warrants”). The Warrants expire on the tenth anniversary of the date of issuance of the Warrants. The number of shares subject to the Warrants is subject to customary anti-dilution adjustments.

A copy of the Exchange Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

The representations, warranties and covenants contained in the Exchange Agreement were made only for purposes of the Exchange Agreement and as of the specific date (or dates) set forth therein, and were solely for the benefit of the parties to the Exchange Agreement and are subject to certain limitations as agreed upon by the contracting parties. In addition, the representations, warranties and covenants contained in the Exchange Agreement may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries of the Exchange Agreement and should not rely on the representations, warranties and covenants contained therein, or any descriptions thereof, as characterizations of the actual state of facts or conditions of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Exchange Agreement, which subsequent developments may not be fully reflected in the Company’s public disclosure.

Item 2.02 Results of Operations and Financial Condition

On November 14, 2023, the Company issued a press release regarding its financial results for the third quarter ended September 30, 2023 and certain other information. The full text of this press release is furnished herewith as Exhibit 99.1.

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01, regarding the Senior Secured Convertible Notes and the Senior Secured Credit Agreement, of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01, regarding the Senior Secured Convertible Notes and the Warrants, of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01 Other Events.

On November 14, 2023, the Company issued a press release announcing the transactions described in this Current Report on Form 8-K. The press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The press release attached hereto as Exhibit 99.1, as referenced above, announced that the Annual Meeting will be rescheduled.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

4.1	Indenture between Edgio, Inc. and its subsidiary guarantors and U.S. Bank Trust Company, National Association dated November 14, 2023 (furnished herewith).

10.1	Credit Agreement between Edgio, Inc. and Lynrock Lake Master Fund LP dated November 14, 2023 (furnished herewith).

10.2	Exchange Agreement between Edgio, Inc. and Lynrock Lake Master Fund LP dated November 14, 2023 (furnished herewith).

99.1	Press Release dated November 14, 2023.

99.2	Press Release dated November 14, 2023.

104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 15, 2023	EDGIO, INC.

/s/ Richard P. Diegnan
Richard P. Diegnan
Chief Legal Officer & Secretary